Exhibit 99.1

Physicians Formula Holdings, Inc. Announces Appointment of Jeff Berry as Chief Financial Officer

AZUSA, CA (February 22, 2009) – Physicians Formula Holdings, Inc. (NASDAQ: FACE) (“Physicians Formula” or the “Company”) today announced the appointment of Jeff Berry as the Company’s Chief Financial Officer.

Mr. Berry has served as the Company’s Interim Chief Financial Officer since May 29, 2009.  He replaced Joseph Jaeger, the Company’s prior Chief Financial Officer.

Prior to serving as Interim Chief Financial Officer, Mr. Berry had been on the Company’s Board of Directors since October 2007 and had served as the Chairman of the Company’s Nominating and Corporate Governance and Compensation Committees and as a member of the Audit Committee.  He agreed to resign from the Board upon accepting the Interim Chief Financial Officer position in order to comply with NASDAQ listing requirements.

Ingrid Jackel, Chairwoman and CEO of Physicians Formula stated, “We are delighted that Jeff has agreed to assume the role of CFO.  We believe Jeff’s strategic and financial skills, as well as his leadership capabilities, will play a critical role in helping the Company achieve its long-term growth and profitability objectives.  His contribution as Interim CFO, and most notably his leadership in our recent successful refinancing which was designed to provide us with more flexibility to invest in our brand, has been invaluable, and I look forward to working with Jeff as we now focus on seeking to capture the large growth potential of our brand.”

Jeff Berry stated, “I am thrilled to join as the Company’s permanent CFO.  I have long believed in the strategic and financial prospects of Physicians Formula, and I look forward to playing a leadership role in helping the Company realize that potential.”

Prior to serving as the Company’s Interim Chief Financial Officer, Mr. Berry worked as the Treasurer and head of strategy and business development for Del Monte Foods (NYSE:  DLM), as a management consultant with McKinsey and Company and Bain and Company and as an advisor to private equity companies investing in consumer goods.  He has a M.B.A. from the Harvard Business School and a Bachelor of Science from the University of California, Berkeley.

About Physicians Formula Holdings, Inc.

Physicians Formula is an innovative cosmetics company operating in the mass market prestige, or “masstige”, market. Under its Physicians Formula brand name, created in 1937, the Company develops, markets and distributes innovative, premium-priced products for the mass market channel. Physicians Formula differentiates itself by addressing skin imperfections through a problem-solving approach, rather than focusing on changing fashion trends. Currently, Physicians Formula products are sold in approximately 23,700 stores including stores operated by Wal-Mart, Target, CVS and RiteAid.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, forward-looking statements can be identified by words such as "anticipates," "estimates," "expects," "believes," "plans," "predicts," and similar terms. In particular, this press release may include forward-looking statements about management’s expectations regarding the Company’s strategy, market share and growth. These forward-looking statements are based on current expectations, estimates and projections about the Company's business and its industry, based on management's beliefs and assumptions. Forward-looking statements are not guarantees of future performance and the Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to: the loss of one or more of the Company’s retailer customers; the demand for the Company's products;  the Company's ability to expand its product offerings; the competitive environment in the Company's business; the Company's operations and ability to achieve cost savings; the effect of technological and regulatory changes; the Company's cash needs and financial performance; the Company’s ability to comply with the financial covenants in its debt agreement; changes in general economic or market conditions; and other factors discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"), including the Risk Factors contained in the Company's filings with the SEC, and available at www.physiciansformula.com and the SEC's website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

 (FACE/F)

Contact:	John Mills / Anne Rakunas
ICR, Inc.
(310) 954-1100